NEW HIGH GRADE GOLD DISCOVERY AT
SILVERADO’S NOLAN GOLD PROPERTY

SEPTEMBER 25, 2006 - Fairbanks, Alaska – USA - Vancouver, BC – Canada
SILVERADO - OTCBB: SLGLF / Frankfurt: SLGL / Berlin: SLGL

Recent drilling on a portion of the Slisco Bench, located on the Hammond River portion (Fig. 1 – shown here: http://www.silverado.com/slisco-fig1.htm ) of the Nolan Property has disclosed very high grade placer gold results. A total of 39 drillholes were completed at Slisco Bench during this summers’ exploration program. These holes were drilled with a Schramm “all terrain” reverse circulation drill rig. All holes penetrated bedrock for a total of 4,782 feet drilled with sample intervals ranging from 5 to 10 feet in length. The entire sample was processed through an on-site Denver Gold saver to produce a mineral concentrate (sulfides, heavy rock particles +/- gold). This concentrate was bagged, labeled, and transported to our onsite lab for panning and assay turn around. All gold particles and nuggets observed were weighed.

Drill results confirm the presence of gold in areas of previous drilling and have identified a channel containing placer gold that extends for a length of over 1,800 feet (Fig. 2 – shown here: http://www.silverado.com/slisco-fig2.htm ). The channel remains open to the southeast and there is evidence of one or more tributary channels that remain to be explored next season. Within the Slisco Channel, the placer gold occurs on bedrock and on a second horizon about 20 feet above the bedrock channel. Paylayer thicknesses range from 5 to 10 feet. To date, 20 out of 39 drillholes have been processed and analyzed for placer gold. Out of these 20, 11 drillholes show visible gold with values ranging from 0.009 to 0.495 TOz/cyd. Table 1 presents results of 0.01 troy ounces or better per bank (in place) cubic yard.

Rotary Drillhole #	Intersection Depth From Surface	Sample Width	Troy Ounces Gold Per Bank Cubic Yard
06SB-68	160 - 165 ft	5 ft	0.091
06SB-73	126 - 130 ft	4 ft	0.010
06SB-77	140 - 145 ft	5 ft	0.033
06SB-77	145 - 150 ft	5 ft	0.025
06SB-77	150 - 155 ft	5 ft	0.025
06SB-77	165 - 170 ft	5 ft	0.025
06SB-78	120 - 130 ft	10 ft	0.033
06SB-78	170 - 175 ft	5 ft	0.157
06SB-82	110 - 120 ft	10 ft	0.012
06SB-83	110 - 115 ft	5 ft	0.025
06SB-83	115 - 120 ft	5 ft	0.495
06SB-84	10 - 20 ft	10 ft	0.062
06SB-84	20 - 30 ft	10 ft	0.021

Table. 1: 2006 Slisco Bench drill results to date of 0.01 troy ounces or better per bank ( in place ) cubic yard to date.

Gold analysis for the remaining drillholes are in progress and results will be released as soon they become available.

The higher placer gold values in both paylayers are located within the left limit of the Slisco Channel. In addition to the encouraging drill results to date, the potential of extending the channel to the southeast plus the possibility of discovering gold bearing tributary channels, make this an exciting prospect for additional discoveries next year.

As the weather now permits us to work on our Nolan area of our property, we will continue our busy 2006 exploration program with the focus on the northward and southward extension of the Mary’s East prospect and our newly acquired placer properties. A first phase lode gold drilling program on Solomon’s Shear (Fig. 1) is also planned for this year, and we are expecting exciting news from both our placer and lode gold drilling programs.

This press release was prepared by Edward J. Armstrong, Certified Professional Geologist; who is a qualified person as defined under the standards of Canadian National Instrument policy 43-101.

To learn more about Silverado Gold Mines Ltd., visit us online at http://www.silverado.com or contact Bob Dynes, Investor relations, toll free at 1-800-665-4646.

SILVERADO GOLD MINES LTD.
Mailing Address · 505 - 1111 W. Georgia Street · Vancouver, B.C. · V6E 4M3 · CA
(800) 665-4646 or (604) 689-1535 · F: (604) 682-3519 · pr@silverado.com · http://www.silverado.com
Field Address · P.O. Box 83730 · Fairbanks, Alaska. · 99708 · USA

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.